Exhibit 5.1

WongPartnership LLP
12 Marina Boulevard Level 28
Marina Bay Financial Centre Tower 3
Singapore 018982
T +65 6416 8000
wongpartnership.com

ASEAN | CHINA | MIDDLE EAST

Date: 10 August 2020	FROM
GSO/KY/LJV/ONKC/20160703
The Board of Directors
Wave Life Sciences Ltd.	f:+65 6532 5711
c/o 733 Concord Avenue	Not for service of court documents
Cambridge, MA 02138	Not for urgent correspondence
United States of America
d:+65 6416 6465

e:jenvern.loh@wongpartnership.com

Dear Sirs

WAVE LIFE SCIENCES LTD. (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM S-8 IN RESPECT OF THE 50,000 INDUCEMENT OPTION SHARES (AS DEFINED BELOW)

A. Introduction

1.

We have acted as legal advisers to the Company, a company incorporated under the laws of the Republic of Singapore, as to Singapore law in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of 50,000 ordinary shares of the Company (the “Inducement Option Shares”) issuable upon the exercise of share options (the “Inducement Options”) granted to a new employee pursuant to the Non-Qualified Share Option Agreement dated 15 May 2020 entered into between the Company and the new employee (the “Inducement Option Agreement”).

2.

We do not express nor imply any opinion with respect to the effect of any law other than the laws of Singapore as of the date of this opinion, and have made no investigation of, and do not express or imply views of, any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of Singapore as applied by the courts of Singapore as of the date of this opinion. All references to the laws of the Republic of Singapore or a specific law of the Republic of Singapore in this opinion are references to the laws of the Republic of Singapore as applied by the courts of the Republic of Singapore as of the date of this opinion. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion. We have taken instructions solely from the Company.

3.

In respect of the Inducement Option Agreement, the Inducement Options and the Inducement Option Shares, we have assumed due compliance with all matters concerning the laws of the United States of America and all other relevant jurisdictions (other than in Singapore in respect of the matters set out in paragraph 7 of this opinion).

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A).

WONGPARTNERSHIP LLP

GSO/KY/LJV/ONKC/20160703

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B.	Documents

4.	In rendering the opinions set out below, we have examined:

4.1.	an electronic copy (in Adobe Acrobat form) of the certificate of incorporation of the Company dated 24 July 2012 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

4.2.

an electronic copy (in Adobe Acrobat form) of the certificate confirming incorporation upon conversion of the Company dated 6 November 2015 issued by ACRA confirming the Company’s conversion to a public company;

4.3.	an electronic copy (in Adobe Acrobat form) of the constitution of the Company, as amended on 9 November 2015 (the “Constitutive Documents”);

4.4.	an electronic copy (in Adobe Acrobat form) of the charter of the Compensation Committee of the Board of Directors of the Company;

4.5.	an electronic copy (in Adobe Acrobat form) of the minutes of a meeting of the Board of Directors of the Company held on 3 March 2020 (the “Board Resolutions”);

4.6.

an electronic copy (in Adobe Acrobat form) of the resolutions in writing of the Compensation Committee of the Board of Directors of the Company on 3 April 2020) (the “Compensation Committee Resolutions”);

4.7.

an electronic copy (in Adobe Acrobat form) of the minutes dated 20 August 2019 of the annual general meeting of the Company held on 8 August 2019 (the “Shareholders’ Resolutions” and together with the Board Resolutions and the Compensation Committee Resolutions, the “Resolutions”);

4.8.	an electronic copy (in Adobe Acrobat form) of the Inducement Option Agreement;

4.9.	an electronic copy (in Adobe Acrobat form) of the Registration Statement; and

4.10.	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

5.

This opinion is being rendered to you in connection with the filing of the Registration Statement. Except as expressly provided in paragraph 7 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 4 herein.

C.	Assumptions

6.	We have assumed (without enquiry and with your consent):

6.1.

all signatures (including without limitation marks or text purporting to be signatures) (whether electronic or otherwise) on all documents submitted or made available to us (a) are genuine and authentic, (b) have not been altered or tampered with in any way, and (c) are in compliance with the constitutive documents of the parties (if a company) and the Electronic Transactions Act, Chapter 88 of Singapore, and that each such signature is that of a person duly authorised to affix the same and execute the relevant documents in the manner it was executed, and, where a document was signed by electronic signature or purported to be signed in that manner, was affixed at the direction of (or provided by) such person, the authenticity of all documents submitted and made available to us as originals, and the completeness and the conformity to original documents of all copies submitted or made available to us;

WONGPARTNERSHIP LLP

GSO/KY/LJV/ONKC/20160703

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6.2.

that each of the documents submitted or made available to us for examination and referred to in paragraph 4 above is a true, complete and up-to-date copy and has not been revoked, repudiated, terminated, amended or superseded, and all representations, warranties and factual statements contained therein are true and correct;

6.3.	that the Resolutions were:

(a)

duly passed at properly convened meetings of duly appointed directors or the shareholders of the Company, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutive Documents; and

(b)	duly passed in accordance with the provisions of the Companies Act, Chapter 50 of Singapore (the “Companies Act”);

6.4.

that the copy of the Inducement Option Agreement is true, complete and up-to-date, and has not been revoked, rescinded, superseded or amended and is in full force and effect and no other resolution or other action has been taken which could affect the validity of the Inducement Option Agreement;

6.5.

that the approvals conferred by the copies of the Resolutions submitted to us have not been revoked, rescinded, superseded or amended and are in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of the Resolutions;

6.6.	that the directors of the Company:

(a)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(b)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement with the Commission, the entry into the transactions contemplated in the Inducement Option Agreement (including, but without limitation, the grant of the Inducement Options and issuance of the Inducement Option Shares), and without intention to defraud any of the creditors of the Company; and

(c)

have each disclosed and will disclose any interest which he may have in the Inducement Option Agreement, the Inducement Options and the Inducement Option Shares in accordance with the provisions of the Companies Act and the Constitutive Documents and except as disclosed, none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the Constitutive Documents;

6.7.	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

6.8.

that the grant of the Inducement Options and the issuance of the Inducement Option Shares are made under the Inducement Option Agreement and the Inducement Option Shares are duly issued in accordance with the requirements of applicable law (other than the laws of the Republic of Singapore in respect of the opinions in paragraph 7), the Inducement Option Agreement and the grant of the Inducement Options, and in compliance with Section 77 of the Companies Act;

WONGPARTNERSHIP LLP

GSO/KY/LJV/ONKC/20160703

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6.9.

that, at the time of the grant of the Inducement Options and issuance of the Inducement Option Shares, the Company has obtained a mandate from shareholders of the Company to issue ordinary shares of the Company pursuant to Section 161 of the Companies Act (the “Share Issue Mandate”) and such Share Issue Mandate has not expired in accordance with its terms or been previously revoked or varied by the Company in general meeting;

6.10.

that the Inducement Option Shares to be issued under the Inducement Option Agreement will be duly registered in the names of the persons who had been granted the Inducement Options and issued the Inducement Option Shares, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the Inducement Option Shares will be duly issued and delivered;

6.11.	that no law (including, without limitation, any public policy) of any jurisdiction outside Singapore is relevant to or affects the opinions expressed or conclusions stated in this opinion;

6.12.	that there shall be the absence of fraud, bad faith, undue influence, coercion or duress on the part of the Company and its respective officers, employees, agents and advisers;

6.13.

that all acts, conditions or things required to be fulfilled, performed or effected in connection with the allotment and issue of the Inducement Option Shares under the laws of any jurisdiction (other than by the Company under the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) will be duly fulfilled, performed and complied with;

6.14.

that there are no provisions of the laws of any jurisdiction (other than the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) which will be contravened by the allotment and issue of the Inducement Option Shares and that, insofar as any obligation expressed to be incurred or performed under the Inducement Option Agreement and to the extent relevant, in connection with the allotment and issue of the Inducement Option Shares, falls to be performed in or is otherwise subject to the laws of any jurisdiction (other than the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion), its performance will not be illegal by virtue of the laws of that jurisdiction;

6.15.

that all applicable consents, approvals, authorisations, licences, exemptions or orders required from any applicable governmental or other regulatory authorities and all other requirements for allotment and issue of the Inducement Option Shares (other than those required by the Company under the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) have been (and have not been withdrawn) or will be duly obtained or fulfilled, and are (and will remain) in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

6.16.

that there are no agreements, documents, arrangements or transactions to which the Company is a party to that may in any way prohibit or restrict the allotment and issue of the Inducement Option Shares;

6.17.	that the Constitutive Documents will not be amended in a manner that would have the effect of rendering any of our opinions in paragraph 7 inaccurate;

6.18.

that no foreign law is relevant to or affects the conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside the Republic of Singapore, and insofar as the laws of any jurisdiction outside the Republic of Singapore may be relevant, such laws have been or will be complied with; and

WONGPARTNERSHIP LLP

GSO/KY/LJV/ONKC/20160703

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6.19.

that none of the Inducement Option Agreement, the Inducement Options, the Inducement Option Shares or any of the transactions contemplated under the Inducement Option Agreement and the options granted under the Inducement Option Agreement constitutes or will constitute a sham.

D. Opinion

7.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that, the Inducement Option Shares will, when issued and delivered by the Company in accordance with the Constitutive Documents and the terms of the Inducement Option Agreement, and pursuant to the laws of Singapore against payment of such amounts required in accordance with the Inducement Option Agreement and the Inducement Options, be validly issued, fully paid and non-assessable.

E.	Qualifications

8.	This opinion is subject to the following qualifications:

8.1.

for the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under the laws of the Republic of Singapore) in relation to the Inducement Option Shares to be issued means that holders of such shares, having fully paid up all amounts due on such shares, or such shares having been credited as fully paid up, as the case may be, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares;

8.2.

we are not responsible for, and have not investigated or verified, the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the documents referred to in paragraph 4 of this opinion. We do not express any opinion as to any matters of fact generally, including statements of foreign law, or the reasonableness of any assumptions or statements of opinion or intention, contained in the documents described in paragraph 4. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents;

8.3.

we express no opinion as to the validity, binding effect or enforceability of any provision in the Inducement Option Agreement, the Inducement Options or, where applicable, the Inducement Option Shares by reference to a law other than that of the Republic of Singapore, or as to the availability in the Republic of Singapore of remedies which are available in other jurisdictions;

8.4.	with respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company;

8.5.

we have only examined a copy of the Registration Statement and not the information or documents incorporated by reference to the Registration Statement, except as otherwise listed in paragraph 4 of this opinion; and

8.6.

this opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to the documents listed in paragraph 4 of this opinion, or to any other matter or document in connection with, referred to, contemplated by or incorporated by reference, in such documents.

WONGPARTNERSHIP LLP

GSO/KY/LJV/ONKC/20160703

Page: 6

9.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or to the rules and regulations of the Commission thereunder.

10.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Inducement Option Agreement, or otherwise, including, but without limitation, any other document (including the Registration Statement). Further, except for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if any) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP